                                                                    Exhibit 99.1


(NORTHERN BORDER PARTNERS, L.P. LOGO)            News       13710 FNB Parkway
                                                 Release    Omaha, NE 68154-5200

                                                 For Further Information
                                                 Contact:

                                                 Media Contact:
                                                 Beth Jensen
NORTHERN BORDER PARTNERS, L.P.                   (402) 492-3400
UPDATES ANALYSTS AND
REITERATES 2005 GUIDANCE                         Investor Contact:
                                                 Ellen Konsdorf
                                                 (877) 208-7318


FOR IMMEDIATE RELEASE:  Thursday, July 14, 2005

         OMAHA - Northern Border Partners, L.P. (NYSE - NBP) is today meeting with analysts at its headquarters in Omaha, Nebraska. Management is providing analysts with an update on the Partnership's businesses as well as anticipated results for second quarter. The Partnership is reiterating guidance for the year 2005.

         The Partnership anticipates that second quarter 2005 will result in net income of $26 million to $28 million or $0.50 to $0.55 per unit. Cash flows as measured by earnings before interest, taxes, depreciation and amortization (EBITDA) are expected to be $77 million to $81 million in the second quarter 2005.

         Second quarter 2005 net income is expected to be slightly above earlier expectations. It is expected to reflect stronger than anticipated results from each of our natural gas pipelines and better than expected results in the natural gas gathering and processing segment's joint venture assets. The Partnership earnings are expected to include an approximate $1.6 million reduction in the allowance for doubtful accounts related to potential recoveries in the Enron bankruptcy. More detailed information with actual results will be provided in our second quarter 2005 earnings press release which is expected to be issued during the first week in August 2005.

2005 GUIDANCE

       The Partnership is reiterating its earnings and EBITDA guidance for 2005. Net income is expected to be in the range of $122 million to $126 million, or $2.40 per unit to $2.50 per unit. EBITDA is now anticipated to be approximately $337 million to $347 million. Distributable cash flows (DCF) are expected to be $164 million to $168 million, or $3.29 to $3.39 per unit.

                                                                    Exhibit 99.1


       The Partnership provides more detailed anticipated earnings and EBITDA guidance as follows:

NORTHERN BORDER PARTNERS
SUMMARY OF FINANCIAL DATA - PROJECTED 2005

                                     2ND QUARTER              FULL YEAR 2005
                                ---------------------     ---------------------
                                  LOW          HIGH         LOW          HIGH
                                --------     --------     --------     --------
EBITDA(1)
  Interstate Pipelines          $     59     $     62     $    262     $    271
  Gathering & Processing        $     18     $     19     $     71     $     76
  Coal Slurry                   $      2     $      2     $      7     $      8
                                --------     --------     --------     --------
  Total(2)                      $     77     $     81     $    337     $    347
                                ========     ========     ========     ========

NET INCOME                      $     26     $     28     $    122     $    126
                                ========     ========     ========     ========

NET INCOME PER UNIT             $   0.50     $   0.55     $   2.40     $   2.50
                                ========     ========     ========     ========

DISTRIBUTABLE CASH FLOW                                   $    164     $    168
                                                          ========     ========

DCF PER UNIT                                              $   3.29     $   3.39
                                                          ========     ========

(1) Represents net income plus minority interest; interest expense, net; income taxes; and depreciation and amortization less equity AFUDC.

(2) Segment EBITDA amounts do not total due to use of ranges and unallocated Partnership expenses.

BUSINESS OUTLOOK

         The Partnership previously disclosed that Northern Border Pipeline had contracts for firm transportation capacity primarily on the Port of Morgan, Montana to Ventura, Iowa portion of the line expiring during 2005. As a result, during second quarter 2005 there was firm transportation capacity on Northern Border Pipeline that was available for contracting and was not sold and some capacity was sold at a discount.

         The Partnership believes that shifting market fundamentals have caused a tightening in the natural gas price differentials ("basis") between Alberta, Canada and the Midwest U.S. As these fundamentals have changed, they have also contributed to increased volatility in the basis. The primary fundamentals affecting basis and volatility are:

                                                                    Exhibit 99.1


         o        supply from Western Canada transported on other pipelines;

         o Canadian gas supply versus Canadian demand, impacting volumes available for export;

         o the amount of storage capacity in Western Canada and overall strong demand for storage injection;

         o the availability of increased Rocky Mountain supply and a redirection of Permian Basin and Anadarko Basin natural gas to the Midwest markets;

         o demand related to temperatures and hydrogeneration levels in the western U.S.

         The Partnership believes that these fundamentals may cause the Alberta to the Midwest U.S. basis to continue to narrow annually in the spring and fall months. Increased storage withdrawal capacity and storage levels in Western Canada combined with winter demand in the Midwest U.S. may, conversely, cause the winter basis to widen. As a result, the Partnership believes throughput on Northern Border Pipeline may be more seasonal in the future and some discounting may be required at times to maximize revenue.

                                                                    Exhibit 99.1


The following summarizes the contracting status of this segment of the pipeline as of July 12, 2005:

NORTHERN BORDER PIPELINE 2005 CAPACITY (MMCFD)
PORT OF MORGAN, MONTANA TO VENTURA, IOWA

(million cubic feet per day)
                                       MAY             JUNE            JULY            AUG           SEP-OCT         NOV-DEC
                                    ----------      ----------      ----------      ----------      ----------      ----------
Maximum-rate firm contracts              1,730           1,685           1,685           1,921           1,715           1,402

Discounted-rate firm contracts*            352             505             689             453             168              10

Available capacity**                       292             184               0               0             491             962
                                    ----------      ----------      ----------      ----------      ----------      ----------

Total summer design capacity             2,374           2,374           2,374           2,374           2,374           2,374
                                    ==========      ==========      ==========      ==========      ==========      ==========
Avg. percentage of maximum rate
   for discounted contracts                 81%             78%             87%             88%             83%             97%
                                    ==========      ==========      ==========      ==========      ==========      ==========

* Includes maximum-rate contracts shorter than one month.

** Unsold capacity based on summer design.

         The Partnership continues to believe that the greatest impact of unsold capacity occurred during the second quarter as Canadian storage continued to fill. Consequently Northern Border Pipeline capacity for July and August has been sold out at more favorable rates. The Partnership expects that throughout the duration of the 2005/2006 heating season, Northern Border Pipeline will be fully contracted at or near maximum rates. Consequently, the Partnership continues to expect that the most likely range of impact on Northern Border Pipeline's revenue from unsold and discounted capacity in 2005 is $15 million to $28 million ($11 million to $20 million net to the Partnership). If demand for Northern Border Pipeline capacity continues at current volume and rate levels, the Partnership believes that the impact on revenues may ultimately be at the lower end of the range.

         The Partnership anticipates that favorable natural gas and natural gas liquids volumes and prices will generate strong results for our natural gas gathering and processing segment in line

                                                                    Exhibit 99.1


with previous expectations. For the remainder of 2005, 64% of this segment's commodity price-sensitive revenue is hedged, along with 22% for 2006.

SECOND QUARTER EARNINGS RELEASE AND CONFERENCE CALL

         Northern Border Partners is planning to release actual results for second quarter 2005 after the market closes on August 3, 2005. The Partnership will host a conference call on Thursday, August 4, 2005 at 10:00 a.m. Eastern Time to review second quarter 2005 results and discuss 2005 guidance. This call may be accessed via the Partnership's website at http://www.northernborderpartners.com. An audio replay of the call will be available through August 11, 2005 by dialing, toll free in the United States and Canada, 800-405-2236 and entering passcode 11035132.

NON-GAAP FINANCIAL MEASURES

       The Partnership has disclosed in this press release forecasted EBITDA and DCF amounts that are non-GAAP financial measures. Management believes EBITDA and DCF provide useful information to investors as a measure of comparability to peer companies. However, these calculations may vary from company to company, so the Partnership's computations may not be comparable to other companies'. Management further uses EBITDA to compare the financial performance of its segments and to internally manage those business segments. Second quarter and full year 2005 reconciliations of EBITDA to net income are included in the financial information with this release. Computations of projected 2005 DCF are also included. For segment information of this press release, EBITDA is reconciled to net income rather than to cash flow from operating activities, since the Partnership does not determine segment cash flow from operating activities due to its intercompany cash management activity.

       Northern Border Partners, L.P. is a publicly traded partnership formed to own, operate and acquire a diversified portfolio of energy assets. The Partnership owns and manages natural gas pipelines and is engaged in the gathering and processing of natural gas. More information can be found at http://www.northernborderpartners.com.

                                                                    Exhibit 99.1


FORWARD-LOOKING STATEMENT

This press release includes forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Although Northern Border Partners believes that its expectations regarding future events are based on reasonable assumptions, it can give no assurance that its goals will be achieved. Important factors that could cause actual results to differ materially from those in the forward-looking statements herein include:

INTERSTATE PIPELINE SEGMENT:

o the impact of unsold capacity on Northern Border Pipeline being greater than expected;

o the ability to market pipeline capacity on favorable terms, which is affected by:

         o        future demand for and prices of natural gas;

         o competitive conditions in the overall natural gas and electricity markets;

         o        availability of supplies of Canadian natural gas;

         o availability of additional storage capacity; weather conditions; and

         o competitive developments by Canadian and U.S. natural gas transmission peers;

o        performance of contractual obligations by the shippers;

o political and regulatory developments that impact Federal Energy Regulatory Commission, or FERC, proceedings involving interstate pipelines and the interstate pipelines' success in sustaining their positions in such proceedings;

o        the ability to recover costs in our rates;

GATHERING AND PROCESSING SEGMENT:

o the rate of development, gas quality, and competitive conditions in gas fields near our natural gas gathering systems in the Powder River and Williston Basins and our investments in the Powder River and Wind River Basins;

o        prices of natural gas and natural gas liquids;

o the composition and quality of the natural gas we gather and process in our plants;

o the efficiency of our processing plants in extracting natural gas and natural gas liquids;

o successful resolution of the distribution dispute related to the preferred A interest in Bighorn Gas Gathering;

COAL SLURRY SEGMENT:

o renewal of the coal slurry transportation contract under favorable terms;

GENERAL:

o developments in the December 2, 2001, filing by Enron of a voluntary petition for bankruptcy protection under Chapter 11 of the United States Bankruptcy Code affecting our settled claims;

o        regulatory actions and receipt of expected regulatory clearances;

o        actions by rating agencies;

o        the ability to control operating costs; and

o conditions in the capital markets and the ability to access the capital markets.

                                                                    Exhibit 99.1


                  RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
                (Unaudited: In Millions Except Per Unit Amounts)


RECONCILIATION OF EBITDA TO NET INCOME - PROJECTED SECOND QUARTER 2005

                                                   Interstate Natural Gas       Gas Gathering and
                              Consolidated                Pipelines                Processing                Coal Slurry
                         ----------------------    ----------------------    ----------------------    ----------------------
                            Low         High          Low         High          Low         High          Low         High
                         ---------    ---------    ---------    ---------    ---------    ---------    ---------    ---------
EBITDA                   $      77    $      81    $      59    $      62    $      18    $      19    $       2    $       2
Minority Interest        $      (8)   $      (9)   $      (8)   $      (9)   $       0    $       0    $       0    $       0
Interest Expense, Net    $     (21)   $     (22)   $     (11)   $     (12)   $       0    $       0    $       0    $       0
Depreciation and
  Amortization Expense   $     (21)   $     (22)   $     (16)   $     (17)   $      (4)   $      (4)   $      (1)   $      (1)
Income Taxes             $      (1)   $      (2)   $      (1)   $      (1)   $       0    $       0    $       0    $       0
                         ---------    ---------    ---------    ---------    ---------    ---------    ---------    ---------

Net Income*              $      26    $      28    $      23    $      25    $      14    $      15    $       1    $       1
                         =========    =========    =========    =========    =========    =========    =========    =========

RECONCILIATION OF EBITDA TO NET INCOME - PROJECTED 2005

                                                   Interstate Natural Gas      Gas Gathering and
                              Consolidated                Pipelines                Processing              Coal Slurry
                         ----------------------    ----------------------    ----------------------    ----------------------
                            Low         High          Low         High          Low         High          Low         High
                         ---------    ---------    ---------    ---------    ---------    ---------    ---------    ---------
EBITDA                   $     337    $     347    $     262    $     271    $      71    $      76    $       7    $       8
Minority Interest        $     (40)   $     (44)   $     (40)   $     (44)   $       0    $       0    $       0    $       0
Interest Expense, Net    $     (84)   $     (86)   $     (42)   $     (43)   $       0    $       0    $       0    $       0
Depreciation and
  Amortization Expense   $     (86)   $     (88)   $     (66)   $     (67)   $     (16)   $     (17)   $      (3)   $      (4)
Income Taxes             $      (2)   $      (4)   $      (2)   $      (3)   $       0    $       0    $      (1)   $      (1)
                         ---------    ---------    ---------    ---------    ---------    ---------    ---------    ---------

Net Income*              $     122    $     126    $     108    $     113    $      55    $      58    $       3    $       3
                         =========    =========    =========    =========    =========    =========    =========    =========

* The reconciliation of EBITDA and Net Income does not total due to use of ranges for the various components of the reconciliation.


RECONCILIATION OF EBITDA TO DISTRIBUTABLE CASH FLOW - PROJECTED 2005

                                                       Projected 2005
                                                  ------------------------
                                                     Low           High
                                                  ----------    ----------
EBITDA (from above)                               $      337    $      347
Interest Expense, Net                             $      (84)   $      (86)
Maintenance Capital                               $      (36)   $      (39)
Distributions to Minority Interest                $      (54)   $      (56)
Other                                             $       (2)   $       (3)
                                                  ----------    ----------

Distributable Cash Flow**                         $      164    $      168
                                                  ==========    ==========
Distributable Cash to Limited Partners per Unit
                                                  $     3.29    $     3.39
                                                  ==========    ==========

** The reconciliation of EBITDA and Distributable Cash Flow does not total due to use of ranges for the various components of the reconciliation.



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